UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2026

MAPLEBEAR INC.

(Exact name of registrant as specified in its charter)
Delaware	001-41805	46-0723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
(888) 246-7822
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CART	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On October 25, 2026, the Board of Directors of Maplebear Inc. (the “Company”) made the determination to wind down Caper Cart operations (the “Caper Wind-Down”). This decision was made to re-align resources to support the Company’s strategic priorities. The Caper Wind-Down is expected to be substantially completed by the end of the second quarter of 2027.
The Company expects to record pre-tax charges of approximately $55 million to $80 million related to the Caper Wind-Down, primarily in the fourth quarter of 2026. The Company expects these charges to be substantially completed by the end of the second quarter of 2027. These charges consist of an estimated $21 million to $36 million related to charges associated with the termination of contractual obligations, an estimated $22 million to $27 million related to impairments of long-lived assets pertaining to Caper Cart operations, and an estimated $12 million to $17 million related to employee termination costs. The Company expects $30 million to $50 million of these charges to result in future cash expenditures. The Company expects to exclude these restructuring costs from Adjusted EBITDA, which is consistent with the Company's past presentation. The charges that the Company expects to incur are subject to a number of assumptions and other factors, including local law requirements in various jurisdictions, and as a result, actual expenses (including cash amounts) and the timing of incurrence thereof, may differ materially from the estimates disclosed above.

The Company intends to reinvest any savings from the Caper Wind-Down into strategic growth initiatives.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding the expected benefits, timing and financial impacts of the Caper Wind-Down. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 7, 2026. You should not rely on forward-looking statements as predictions of future events. The Company has based these forward-looking statements on information available to it as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maplebear Inc.

Date: October 26, 2026	By:	/s/ Emily Reuter
Emily Reuter
Chief Financial Officer